Transax International Limited 950 S. Pine Island Rd.| Suite A-150 | Plantation | FL | 33324 | USA Tel : +1 888.317.6984 | Fax : +1 888.317.6984

Transax International Updates Investors on Symbol Change

PLANTATION, FL, December 2, 2009--  Transax International Limited (“Transax” or “the Company”) (OTCBB: TNSX), a network solutions company for healthcare providers and health insurance companies, reports that on Friday November 27, 2009, the Company’s ticker symbol was changed from TNSX to TNSXE.

Transax has received notice from the Financial Industry Regulatory Authority (“FINRA”) that its common stock will be removed from trading on the Over the Counter Bulletin Board (“OTCBB”)  at the opening of trade on December 3, 2009. The Company was informed that pursuant to FINRA Rule 6350(e), the Company had been delinquent in its reporting obligations for a third time in twenty four months, and therefore would be removed from the OTCBB at the open of trade on December 3, 2009.

The Company was delinquent in its third quarter 2009 financials (Form 10Q) which was due by 5.30pm EST on November 23, 2009. The Company’s filing was accepted by the SEC on November 24, 2009. Although, the Company is not delinquent in any of its filings, it remains subject to FINRA Rule 6530.

The Company was also notified that it was given up to 4.00pm EST on December 1, 2009 to appeal the FINRA decision. Based on a number of factors and the experience of many other companies in a similar situation, the Company has not appealed the decision of FINRA.

Accordingly the Company’s securities will be removed from the OTCBB at the open of trade on December 3, 2009. The Company stock will continue to be traded on the Over the Counter Pink Sheet Market and the Company’s ticker symbol will have the appended “E” removed. Prior to this event the Company was duly listed on both the OTCBB and Pink Sheets.

The Company intends to remain fully reporting in accordance with the requirements of the United States Securities & Exchange Commission (SEC) with the intention to reapply to be traded on the OTCBB in one year time in accordance with FINRA rules.

Company management believes that the removal from the OTCBB may not significantly affect the trading price of the stock, and possibly could be favorable in that it is very difficult to effect short sales of stock on OTC quoted securities. Management believes the result may be that the OTC trading will show more accurately the real buying and selling transactions,

The Company plans to issue further updates as this situation progresses in conjunction with the potential sale of its operating subsidiary as announced in its press release of November 24, 2009.

About Transax International Limited

Transax International is an emerging network solutions provider for the healthcare sector. Utilizing its proprietary MedLink(TM) technology, Transax provides a service similar to credit card processing for the health insurance and providers industries. A transaction consists of: approving eligibility, authorization, auto-adjudication of the health claim and generating the claim payable files -- provided instantaneously in "real time" -- regardless of method of claim generation.

Transax's solutions have been proven to significantly decrease health insurance claim expenditures and healthcare provider costs. Based in Plantation, Fl, Transax maintains a major operations office in Rio de Janeiro, Brazil with approximately 45 staff and a Sales Office in Sao Paulo, Brazil. The Company has contracts in place with major health insurers in Brazil and currently undertakes approximately 700,000 transactions per month.

Contacts:	Stephen Walters
President & CEO Tel: 888.317.6984 http://www.transax.com

SAFE HARBOR STATEMENT: "THIS NEWS RELEASE MAY INCLUDE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE UNITED STATES SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED, WITH RESPECT TO ACHIEVING CORPORATE OBJECTIVES, DEVELOPING ADDITIONAL PROJECT INTERESTS, THE COMPANY'S ANALYSIS OF OPPORTUNITIES IN THE ACQUISITION AND DEVELOPMENT OF VARIOUS PROJECT INTERESTS AND CERTAIN OTHER MATTERS. THESE STATEMENTS ARE MADE UNDER THE ‘SAFE HARBOR’ PROVISIONS OF THE UNITED STATES PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND INVOLVE RISKS AND UNCERTAINTIES WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN THE FORWARD-LOOKING STATEMENTS CONTAINED HEREIN."